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                                                                      Exhibit 21


Name of Subsidiary                               Jurisdiction of Incorporation
------------------                               -----------------------------
ePresence, CRM, Inc.                             New Jersey
ePresence Web Consulting, Inc.                   New Jersey
ePresence Securities Corporation                 Massachusetts
ePresence International Incorporated             Massachusetts
ePresence of Canada, Ltd.                        Canada
Switchboard Incorporated                         Delaware